Execution Version

STOCKHOLDERS AGREEMENT

by and among KLDISCOVERY INC.

and

THE MAJOR STOCKHOLDERS NAMED HEREIN

dated as of

August 14, 2024

TABLE OF CONTENTS

1.
DEFINITIONS 1
2.
BOARD ISSUES 8
2.1
Size of Board 8
2.2
Composition of Board 8
2.3
Failure to Designate a Director Candidate; Vacancies 9
2.4
Removal of Board Members 9
2.5
Notwithstanding anything to the contrary in this Agreement 9
2.6
No Liability for Election of Designated or Approved Directors 10
2.7
Stockholder Action 10
2.8
Quorum and Board Action 10
2.9
Chairperson of the Board 10
3.
COVENANTS 10
3.1
Consent Rights 10
3.2
Compliance with Law 12
4.
ANNUAL BUDGET AND BUSINESS PLAN 13
5.
TRANSFER RESTRICTION; COOPERATION ON CERTAIN TRANSFERS 14
6.
DRAG-ALONG RIGHT 15
6.1
Actions to be Taken 15
6.2
Conditions 16
6.3
Company Obligations 18
7.
FORCED SALE RIGHTS 18
7.1
Initiation of Sale Process 18
7.2
Specific Company Obligations 18
7.3
Board Approval of the Terms and Conditions of a Proposed Sale of the Company 19
7.4
Appointment and Authority of Holder Representative 20
8.
REMEDIES 21
8.1
Irrevocable Proxy and Power of Attorney 21
8.2
Specific Enforcement 21
8.3
Remedies Cumulative 21
9.
TERM 22
10.
30% RULE 22

11.
MISCELLANEOUS 23
11.1
Representations and Warranties 23
11.2
Additional Parties 23
11.3
Successors and Assigns 23
11.4
Governing Law; Forum; Waiver of Jury Trail 24
11.5
Notices 24
11.6
Consent Required to Amend, Modify, Terminate or Waive 24
11.7
Delays or Omissions 25
11.8
MGG Representative 25
11.9
Severability 25
11.10
Entire Agreement 25
11.11
Share Legend 26
11.12
Stock Splits, Dividends and Recapitalizations 26
11.13
Manner of Voting 26
11.14
Further Assurances 26
11.15
Costs of Enforcement 26
11.16
No Third-Party Beneficiaries 27
11.17
Construction 27
11.18
Counterparts 27

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of August 14, 2024 (the “Effective Time”), by and among (i) KLDiscovery Inc., a Delaware corporation (the “Company”), (ii) the “OTPP Party” listed on the signature pages hereto (“OTPP”), and (iii) the “MGG Parties” listed on the signature pages hereto (collectively, “MGG”, and together with OTPP, the “Major Stockholders” and each, a “Major Stockholder”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company and the Major Stockholders are effecting an out-of-court privately negotiated exchange pursuant to which, among other things, the Major Stockholders will exchange 100% of the 8% convertible debentures due in 2024 issued by the Company and held by them for shares of Common Stock (the “Exchange”); and

WHEREAS, in order to induce each Major Stockholder to effect the Exchange, each other Major Stockholder and the Company have agreed to the covenants and other agreements contained herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties agree as follows:

1.
Definitions. For purposes of this Agreement:
(a)
“30% Rule” means the restrictions set out in section 11 of Schedule III of the Pension Benefits Standards Regulations, 1985 (Canada), as incorporated by reference in Section 79 of regulation 909 under Section 62 of the Pension Benefits Act (Ontario), which prohibits Ontario Teachers’ Pension Plan Board and its Affiliates from, directly or indirectly, investing the moneys of the plan in the securities of a corporation to which are attached more than 30% of the votes that may be cast to elect or remove the directors of a corporation, or any amendment or replacement of that rule.
(b)
“30% Rule Designee” shall mean initially Ferndale3 Corp., any Permitted Transferee of such Person, and any other Person that OTPP may designate, so long as OTPP has the contractual right to direct the voting and transfer of the Shares held by such 30% Rule Designee.
(c)
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.
(d)
“Agreement” has the meaning set forth in the Preamble.

(e)
“Anti-Corruption Laws” means laws, regulations or orders relating to anti- bribery or anti-corruption including, without limitation, the Prevention of Corruption Act 1988, the Foreign Contribution (Regulation) Act 2010, The Indian Penal Code 1860, the PRC Criminal Law (revised in 2020), the PRC Anti Unfair Competition Law (revised in 2019) the Interim Rules of the State Administration for Industry and Commerce on Prohibition of Commercial Bribery, the

U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery Act of 2010, the Canadian Corruption of Foreign Public Officials Act, relevant provisions of the Canadian Criminal Code, and all applicable national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

(f)
“Anti-Money Laundering Laws” means laws, regulations, rules, or guidelines relating to money laundering, countering the financing of terrorism, and financial recordkeeping, including, without limitation, those implemented and administered by competent authorities in the European Union and its Member States, the United Kingdom, the United States, Canada, China, India and all other jurisdictions in which the Company and its Subsidiaries conduct business or own assets.
(g)
“Applicable Entity” has the meaning set forth in Section 10(b).
(h)
“Board” means the board of Directors of the Company.
(i)
“Board Shares” means shares of Class A Common Stock and shares of Class B-2 Common Stock.
(j)
“Budget” has the meaning set forth in Section 4(a).
(k)
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York, United States or Toronto, Ontario, Canada.
(l)
“Business Plan” has the meaning set forth in Section 4(a).
(m)
“Bylaws” means the Second Amended and Restated Bylaws of the Company, as they may be subsequently amended or amended and restated.
(n)
“Capital Stock” means the Common Stock and Preferred Stock.
(o)
“CEO” has the meaning set forth in Section 2.2(a).
(p)
“CEO Director” has the meaning set forth in Section 2.2(a).
(q)
“Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of the Company, as it may be subsequently amended or amended and restated.
(r)
“Change of Control” means a Change of Control Merger or Change of

Control Sale.

(s)
“Change of Control Merger” means a merger, consolidation, statutory conversion, transfer, domestication, or continuance in which the Company is a constituent party or a Subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger, consolidation, statutory conversion, transfer, domestication, or continuance, except any such merger, consolidation, statutory conversion, transfer, domestication, or continuance in which the shares of Capital Stock of the Company outstanding immediately prior to such merger, consolidation, statutory conversion, transfer, domestication, or continuance continue to represent, or are converted into or exchanged for shares of capital stock or other equity interests that represent, immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, more than 50% of the total voting power of the surviving or resulting corporation or entity generally entitled to vote on the election of the board of directors or similar body of such Person, or, if the surviving or resulting corporation or entity is a wholly owned Subsidiary of another corporation or entity immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, of the parent corporation or entity of such surviving or resulting corporation or entity.
(t)
“Change of Control Sale” means (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, or (2) the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation, statutory conversion, domestication, continuance or otherwise, and whether in a single transaction or a series of related transactions) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Subsidiary of the Company.
(u)
“Child Labour” means: (i) “Child Labour” as defined in the Canadian Fighting Against Forced Labour and Child Labour in Supply Chains Act; or (ii) any employment below the minimum age as established in national legislation (as set forth in ILO Convention 138 on the Minimum Age for Admission to Employment), hazardous unpaid household services, and the worst forms of child labour (as set forth in ILO Convention 182 on the Worst Forms of Child Labour).
(v)
“Class A Common Stock” means the Class A Common Stock, par value

$0.0001 per share, of the Company.

(w)
“Class B-1 Common Stock” means the Class B-1 Common Stock, par value

$0.0001 per share, of the Company.

(x)
“Class B-2 Common Stock” means the Class B-2 Common Stock, par value

$0.0000001 per share, of the Company.

(y)
“Common Stock” means the Class A Common Stock, Class B-1 Common Stock and Class B-2 Common Stock.
(z)
“Company” has the meaning set forth in the Preamble.

(aa) “Company Group” means the Company and its direct and indirect

Subsidiaries.

(bb) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

(cc) “Cutoff Date” has the meaning set forth in Section 7.1(c). (dd) “Deal Counsel” has the meaning set forth in Section 7.2(a). (ee) “Director” means any member of the Board.

(ff) “Disqualification Event” has the meaning set forth in Section 2.5. (gg) “Disqualified Designee” has the meaning set forth in Section 2.5. (hh) “DGCL” means the Delaware General Corporation Law.

(ii) “Electing Holder” shall have the meaning set forth in Section 7.1(a). (jj) “Effective Time” has the meaning set forth in the Preamble.

(kk) “Exchange” has the meaning set forth in the Recitals.

(ll) “Existing Indebtedness” has the meaning set forth in Section 3.1(d). (mm) “Financial Advisor” has the meaning set forth in Section 7.2(a).

(nn) “Forced Labour” means: (i) “Forced Labour” as defined in the Canadian Fighting Against Forced Labour and Child Labour in Supply Chains Act; or (ii) any work or service that is exacted from a person under the threat of penalty, and for which that person has not offered himself or herself voluntarily.

(oo) “GAAP” means United States generally accepted accounting principles. (pp) “General Voting Shares” means Shares other than the Class B-2 Common

Stock.

(qq) “Global Trade Laws and Regulations” means export controls, and trade,

economic and financial sanctions laws, regulations, embargoes, and restrictive measures administered or enforced by the United States, including without limitation the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of Commerce, the United Kingdom, the European Union, Canada, United Nations, India and all relevant regulations made under any of the foregoing; and other similar applicable economic and trade sanctions, export or import control laws.

(rr) “Holder Representative” has the meaning set forth in Section 7.1(a).

(ss) “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law or sister-in-law, including adoptive relationships, of a natural person referred to herein.

(tt) “Indebtedness” means, with respect to any Person, any liability of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments and shall also include (a) any liability of such Person under any agreement related to the fixing of interest rates on any Indebtedness and (b) any capitalized lease obligations of such Person (if and to the extent the same would appear on a balance sheet of such Person prepared in accordance with GAAP).

(uu) “Independent” means an individual who the Board (or committee of the Board designated by the Board) determines has no relationship with the Company or any Major Stockholder that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

(vv) “Independent Directors” has the meaning set forth in Section 2.2(d). (ww) “Major Stockholder” has the meaning set forth in the Preamble.

(xx) “MIP” means the Company’s Management Incentive Plan. (yy) “MGG” has the meaning set forth in the Preamble.

(zz) “MGG Directors” has the meaning set forth in Section 2.2(c).

(aaa) “Modern Slavery” means Forced Labour, debt bondage, involuntary servitude, Child Labour, and human trafficking.

(bbb) “Modern Slavery Laws and Regulations” means laws and regulations related to Modern Slavery.

(ccc) “Nasdaq” means that Nasdaq Global Select Market. (ddd) “NYSE” means the New York Stock Exchange. (eee) “OFAC” has the meaning set forth in Section 1(pp). (fff) “OTPP” has the meaning set forth in the Preamble.

(ggg) “OTPP Directors” has the meaning set forth in Section 2.2(b).

(hhh) “Party” means the Company, the Major Stockholders, and any other Person that becomes a party to this Agreement pursuant to Section 11.2.

(iii) “Permitted Transfer” means: (i) in the case of a Transferor that is an entity (other than a Transfer contemplated by subsection (iii) of this definition, which shall be governed by that subsection), a Transfer by such Transferor to its Affiliates, (ii) in the case of a Transferor that is a natural person, (x) a Transfer made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to an Immediate Family Member, or any other relative approved by the Board, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Transferor or any such Immediate Family Member or Board-approved relative, or (y) a Transfer by way of gift to any Immediate Family Member of such Transferor approved by the Board; provided, in each of (i) and (ii), the Transferor shall deliver prior written notice to the Company and each Major Stockholder of such Transfer and the applicable Transferee(s) shall, as a condition to such Transfer, take the actions contemplated by Section 11.2(b); and provided, such Transfer is made pursuant to a transaction in which there is no consideration actually paid for or as a result of such Transfer, and (iii) a Transfer between OTPP or any 30% Rule Designee, on the one hand, and any other 30% Rule Designee, on the other; provided that in the case of clause (iii), the Transferor shall deliver prior written notice to the Company and each Major Stockholder, but for the avoidance of doubt, the 30% Rule Designee shall not, as a condition of such Transfer, be required to take the actions contemplated in Section 11.2(b), and provided in the case of clause (iii) such Transfer is made pursuant to a transaction in which the consideration actually paid for or as a result of such Transfer is equal to the consideration initially paid for the Shares subject of such Transfer.

(jjj) “Permitted Transferee” means any Transferee to whom Shares are Transferred in a Permitted Transfer.

(kkk) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(lll) “Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company.

(mmm)“Proposed Sale” has the meaning set forth in Section 6.2. (nnn) “Proxyholder” has the meaning set forth in Section 8.1.

(ooo) “Qualified Direct Listing” means an initial listing of any class of common stock of the Company (which need not be Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock) on NASDAQ or the NYSE by means of an effective registration statement filed by the Company with the SEC, without a related underwritten offering of such common stock, for which the Board, in its sole discretion, determines that the Company is expected to have a market capitalization equal to or greater than $375,000,000 at any time on the first day of trading.

(ppp) “Qualified IPO” means the sale of shares of any class of common stock of the Company (which need not be Class A Common Stock, Class B-1 Common Stock or Class B- 2 Common Stock) to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in at least $75,000,000 of gross proceeds, net of the underwriting discount and commissions, to the Company and in connection with such offering the shares of common stock are listed for trading on NASDAQ or the NYSE.

(qqq) “Restricted Country” means any country or geographic region subject to comprehensive economic sanctions administered by OFAC which currently includes: Crimea, Cuba, the so-called Donetsk and Luhansk People’s Republics, Iran, North Korea, and Syria.

(rrr) “Sale of the Company” means any of: (1) a Stock Sale or (2) a Change of

Control.

(sss) “Sale Notice” has the meaning set forth in Section 7.1(a). (ttt) “Sale Process” has the meaning set forth in Section 7.1(a).

(uuu) “SEC” means the United States Securities and Exchange Commission.

(vvv) “Securities Act” means the Securities Act of 1933.

(www) “Shares” means any shares of Capital Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, conversions, similar events or otherwise.

(xxx) “Stock Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company Shares representing more than fifty percent (50%) of the outstanding voting power of the Company generally entitled to vote on the election of the Board.

(yyy) “Stockholder” means the Major Stockholders, the 30% Rule Designee, and any other Person (other than, for greater certainty, the 30% Rule Designee) that becomes a party to this Agreement pursuant to Section 11.2.

(zzz) “Stockholder Representative” has the meaning set forth in Section 6.1(f). (aaaa) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture, partnership or other entity of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests of such entity, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such entity.

(bbbb) “Third-Party Transferee” has the meaning set forth in Section 5(c).

(cccc) “Transaction Support Agreement” means that certain Transaction Support Agreement dated as of July 3, 2024, by and among the Company, its direct and indirect affiliated entities and the various other consenting stakeholders identified therein (including all exhibits, annexes, and schedules thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms).

(dddd) “Transfer” means any direct or indirect transfer, whether by sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, bequest, devise or descent, by operation of law or by any other transfer or disposition of any kind, including to any receivers, creditors, trustees in bankruptcy or other insolvency proceeding, including such transfer of any beneficial interest therein; provided, that with respect to each Major Stockholder, the following will not be deemed to be a Transfer of any Shares: (i) a sale, transfer or issuance of limited partnership interests or other equity interests or securities of such Major Stockholder or its ultimate parent entity, or (ii) a sale, transfer or issuance of limited partnership interest or other equity interests or securities of any investment fund, intermediate holding company, co-investment aggregator or similar entity that is an Affiliate of such Major Stockholder (or any successor thereto or any investment vehicle that is organized to make investments in parallel, or to co-invest, with any of the foregoing) so long as following such sale, transfer or issuance, such entity remains an Affiliate of such Major Stockholder.

(eeee) “Transferee” means a Person receiving shares in a Permitted Transfer. (ffff) “Transferor” means a Person Transferring shares in a Permitted Transfer. (gggg) Any reference in this Agreement to “vote” or “voting” or similar language shall include, without limitation, action by written consent of the stockholders.

2.
Board Issues.
2.1
Size of Board. The Parties shall take all necessary action so that the Board will consist of seven (7) Directors.
2.2
Composition of Board. Each Stockholder agrees to vote, or cause to be voted, all Board Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of Directors is held, or pursuant to any written consent of the stockholders, the following individuals shall be elected to the Board:
(a)
the Company’s Chief Executive Officer (the “CEO” and in his or her capacity as such, the “CEO Director”), who as of the Effective Time is Mr. Christopher Weiler, provided that if for any reason the CEO Director ceases to serve as the CEO, each of the Stockholders shall promptly vote their respective Board Shares (i) to remove the former CEO from the Board if such person has not resigned from the position of CEO Director and (ii) to elect the then-current CEO to serve as the new CEO Director;
(b)
two individuals designated for nomination from time to time by OTPP (the “OTPP Directors”);
(c)
two individuals designated for nomination from time to time by MGG (the “MGG Directors”); and
(d)
two individuals who are Independent and who are designated for nomination by mutual agreement of the Major Stockholders (the “Independent Directors”).

In furtherance of the foregoing, OTPP and MGG shall at all times have the right to designate individuals for nomination to the Board at any time.

2.3
Failure to Designate a Director Candidate; Vacancies.
(a)
In the absence of any designation from the Person(s) with the right to designate a Director for nomination as specified in Section 2.2, each Stockholder agrees to vote, or cause to be voted, all Board Shares owned by such Stockholder, or over which such Stockholder has voting control, to reelect the individual then serving in such Director position if willing to serve, unless such individual has been removed as provided herein, in which case such Board seat shall remain vacant until filled as provided in Section 2.2.
(b)
The Parties shall take all necessary action so that any vacancies created by the resignation, removal, or death of a Director shall be filled pursuant to, and only pursuant to, the provisions of Section 2.2.
2.4
Removal of Board Members. Each Stockholder agrees to vote, or cause to be voted, all Board Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:
(a)
a Director elected or serving pursuant to Section 2.2 or Section 2.3(a), or elected to fill a vacancy pursuant to Section 2.3(b), shall be promptly removed from office by the vote of stockholders of the Company upon the occurrence of any of the following: (i) written request of the Person(s) who would be entitled to designate a replacement nominee for such Director pursuant to Section 2.2 to remove such Director (which, for the avoidance of doubt, in the case of the Independent Directors, requires the request of both Major Stockholders); (ii) in the case of the CEO Director, if such CEO Director ceases to serve as the CEO; or (iii) in the case of the Independent Directors, if any such Independent Director ceases to be Independent; and
(b)
no Director elected or serving pursuant to Section 2.2, Section 2.3(a), or Section 2.3(b), may be removed from office unless such removal is made in accordance with Section 2.4(a).
2.5
Notwithstanding anything to the contrary in this Agreement, each Person with the right to designate for nomination or participate in the designation for nomination of a Director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any designated Director nominee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation for nomination of a Director as specified above hereby covenants and agrees (A) not to designate for nomination or participate in the designation for nomination of any Director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by such Person is or has become a Disqualified Designee, such Person shall as promptly as reasonably practicable notify the Company of such fact and take such actions as are necessary to cause the resignation or removal of such Disqualified Designee from the Board and designate for nomination a replacement designee who is not a Disqualified Designee.

2.6
No Liability for Election of Designated or Approved Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating for nomination or approving an individual for election as a Director for any act or omission by such designated or approved individual in such individual’s capacity as a Director, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with this Agreement.
2.7
Stockholder Action. Each Stockholder agrees to execute any written consents of stockholders of the Company required or advisable to perform its obligations in this Section 2.
2.8
Quorum and Board Action. The presence of a majority of the Directors then in office, which must include the presence of at least one MGG Director and at least one OTPP Director, shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board; provided, that, in no event shall such a quorum be less than one-third of the total number of authorized Directors, whether or not there exist any vacancies in previously authorized directorships or unfilled newly-created directorships. The affirmative vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.
2.9
Chairperson of the Board. The Chairperson of the Board shall be selected from among the Directors by the Board, subject to the approval of each of the Major Stockholders. The Chairperson of the Board may be removed as Chairperson of the Board at any time by notice in writing delivered to the Company by any Major Stockholder, and the Parties shall take all necessary action, following such notice, to remove such individual as Chairperson of the Board.

3.
Covenants.
3.1
Consent Rights. The Company hereby covenants and agrees with each Major Stockholder that it shall not (and shall not cause or permit any Subsidiary of the Company to) cause or permit to occur (or approve or enter into any binding obligation to effect), any of the following matters without first obtaining the written approval of each Major Stockholder:
(a)
any liquidation, dissolution, winding up or bankruptcy filing of any member of the Company Group;
(b)
any change in the Company Group’s principal lines of business;
(c)
any Change of Control, other than a Sale of the Company that is subject to Section 7 (which shall be governed by Section 7);
(d)
the incurrence, assumption, endorsement, or guaranty of Indebtedness by the Company or its Subsidiaries, other than (i) Indebtedness existing as of the Effective Time, after giving effect to the transactions contemplated by the Transaction Support Agreement to be consummated on such date, as set forth on Schedule I (the “Existing Indebtedness”), and (ii) other Indebtedness (that is not Existing Indebtedness) not in excess of $1,000,000 of borrowings in the aggregate;
(e)
the acquisition of assets or securities, whether through merger, consolidation, share exchange, business combination, securities purchase, asset purchase or otherwise, or any investment in any Person, by the Company Group in any transaction or series of related transactions for consideration in excess of $1,000,000;
(f)
the sale, assignment, transfer, conveyance, leasing, exclusive licensing, or other disposition of assets of the Company Group, in any transaction or series of related transactions, with a fair market value in excess of $500,000;
(g)
any issuance, sale, distribution, grant, or Transfer of any shares of capital stock or other equity securities of the Company or any other member of the Company Group (or securities convertible or exercisable therefor) including but not limited to warrants and stock options (other than shares of Common Stock issued: (i) pursuant to the exercise of any conversion rights set forth in the Certificate of Incorporation; (ii) upon vesting or exercise of awards issued under the MIP or the Company’s 2019 Incentive Award Plan; or (iii) upon exercise of any warrants outstanding as of the Effective Time to purchase Common Stock);
(h)
any redemption, repurchase or other acquisition of any securities of the Company or any other member of the Company Group, other than (i) pursuant to employment arrangements that are known to the Board and that existed prior to the Effective Time and

(ii) shares of Common Stock acquired pursuant to the exercise of any conversion rights (and concomitant required redemption of Class B-2 Common Stock, if applicable) set forth in the Certificate of Incorporation;

(i)
any change in the size or composition of the Board resulting in a change to how the Board is contemplated by this Agreement as of the date hereof;
(j)
the creation of any Board committee, the selection of the members and chairperson of each Board committee, or any change in the scope of authority of any Board committee;
(k)
the appointment, termination or replacement of the Company Group’s independent auditor, or any material change in the Company’s accounting principles, methods or policies (except as required by GAAP);
(l)
the appointment, termination or replacement of the CEO and any other officer that reports directly to the CEO or the Board;
(m)
the entry into or amendment of any employment agreement for, and otherwise setting compensation for, the CEO or any other officer that reports directly to the CEO or Board;
(n)
the adoption of any incentive plans or similar arrangements for officers, employees or other service providers of the Company Group;
(o)
the declaration or payment of dividends with respect to any equity securities of the Company Group (other than any dividends required to be declared and paid pursuant to the Certificate of Incorporation, including, for greater certainty, an amount equal to CAD$10,000 grossed-up for any withholding tax, payable: (i) as soon as reasonably practicable after the date hereof; and (ii) annually in each subsequent year);

(p)
the entry into, consummation, amendment, modification or supplement of, or waiver of compliance with, any contract or transaction with (i) any holder of capital stock of the Company or any Affiliate thereof, or (ii) any director or officer of any member of the Company Group or any Immediate Family Member thereof, other than performance by the Company Group in accordance with the terms of contracts that are known to the Board and that are in effect as of the Effective Time;
(q)
the creation of any Subsidiary of any member of the Company Group, provided that the creation of any Subsidiary shall be in compliance with the 30% Rule;
(r)
the entry by any member of the Company Group into any joint venture or similar arrangement;
(s)
the making of any loans, advances or capital contributions to any Person in excess of $250,000 (other than advancement of expenses as required by the Certificate of Incorporation or any indemnification agreement approved by the Board);
(t)
the commencement, settlement, waiver or compromise of any litigation, arbitration, dispute or proceeding reasonably expected to involve an amount in controversy greater than $500,000 or with respect to a material matter raised via the Company’s whistleblower hotline;
(u)
any agreement by the Company Group to (i) increase the interest payable on or total yield on any Existing Indebtedness by more than 2.0% per annum, (ii) increase the scheduled payments or prepayments of principal under any Existing Indebtedness, (iii) modify any covenant or obligations (or having the effect of modifying any covenant or obligations) related to any Existing Indebtedness in a manner adverse to the Company Group or more burdensome on the Company Group to perform under the terms of any other Existing Indebtedness, or (iv) modify the maturity date of any Existing Indebtedness;
(v)
any amendment, modification or supplement to the Budget or the Business Plan approved pursuant to Section 4, other than such adjustments specifically contemplated by Section 4(c); or
(w)
any amendment, modification or supplement to the Company’s organizational documents (including but not limited to the Certificate of Incorporation and Bylaws) with respect to any of the foregoing matters.

To the extent any of the above actions would, absent this Agreement, require pursuant to the DGCL that the Board act before stockholders in approving such action, and such sequencing requirement may not be modified as a matter of Delaware public policy, then the Board may approve and adopt such action prior to obtaining the consent required by this Section 3.1; provided, that such action may not be effected until the consent required by this Section 3.1 is obtained.

3.2
Compliance with Law. The Company agrees that, at all times, the Company Group:

(a)
Will, and will ensure any individuals or entities acting on the Company’s or its Subsidiaries behalf will, not act in violation of applicable Anti-Corruption Laws or offer, pay, promise to pay, authorize the payment of, receive, or solicit anything of value under circumstances such that all or a portion of such thing of value would be offered, given, or promised, directly or indirectly, to any Person to obtain any improper advantage;
(b)
Will remain in full compliance with applicable Global Trade Laws and Regulations and will not, directly or indirectly, conduct business with a Restricted Country, individuals ordinarily resident in a Restricted Country, or entities incorporating under the laws of a Restricted Country unless permitted under a general or specific license issued by OFAC, participate in any boycott not authorized by the U.S. government, or otherwise act in violation of applicable Global Trade Laws and Regulations;
(c)
Will remain in full compliance with applicable Modern Slavery Laws and

Regulations;

(d)
Will make and keep books, records and accounts which in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group, and devise and maintain a system of internal accounting controls consistent with generally accepted international standards;

(e)
Will allow the Major Stockholders (and their respective Affiliates and representatives) to review the Company’s and its Subsidiaries’ books and records and have reasonable access to information, persons and premises at all reasonable times that any Major Stockholder shall reasonably require in order to allow such Major Stockholder to comply with obligations to which it is subject under any applicable laws and regulations;
(f)
Will periodically provide the Major Stockholders (and their respective Affiliates and representatives) with a compliance questionnaire in relation to Global Trade Laws and Regulations, which questionnaire must be completed and returned by the Company as requested by the Major Stockholders;
(g)
Will participate in OTPP’s periodic monitoring efforts with respect to compliance with Anti-Corruption Laws, Anti-Money Laundering Laws, Global Trade Laws and Regulations, Modern Slavery Laws and Regulations, and related topics and provide requested information within a reasonable period of time; and
(h)
Will cooperate with any audit or investigation initiated by the Major Stockholders as a result of any information indicating actual or potential violations of applicable law or policy, as determined in the sole discretion of the Major Stockholders, and provide all reasonable information and assistance requested upon an investigation or inquiry.
4.
Annual Budget and Business Plan.
(a)
As soon as practicable, but in any event at least thirty (30) days before the end of each fiscal year of the Company, management of the Company shall deliver to the Board and each Major Stockholder a budget and business plan for the next fiscal year (as to each fiscal year, the “Budget” and the “Business Plan”, as applicable) for consideration, which shall be subject to approval by the Board and the Major Stockholders.

(b)
Subject to Section 4(c), in any fiscal year, the Company shall operate within the Budget and the Business Plan as approved by the Board and the Major Stockholders.
(c)
If the Board and the Major Stockholders do not approve a Budget or Business Plan for any upcoming fiscal year by the first date of such fiscal year, then until such time as the Board and the Major Stockholders approve a Budget and Business Plan for such fiscal year, the Budget for the prior fiscal year shall serve as the Budget and Business Plan for such upcoming fiscal year; provided, that (i) each line item from the proposed Budget that has been approved by the Board and the Major Stockholders shall be included, (ii) any extraordinary and one-time line items in the prior year Budget shall be excluded, (iii) operating expenditures for the prior fiscal year shall be increased or decreased, as applicable, by the change in the Consumer Price Index, as published by the U.S. Department of Labor Bureau of Labor Statistics, and (iv) line items for recurring maintenance capital expenditures from the prior fiscal year’s Budget with the presumption that such recurring expenditures are necessary in the current fiscal year shall be included.
5.
Transfer Restriction; Cooperation on Certain Transfers.
(a)
No Stockholder shall Transfer any Shares to any Person unless such Transfer: (i) is a redemption required by Article FOURTH Section (B)(8)(ii)(C) of the Certificate of Incorporation; (ii) involves solely the grant or delivery of a revocable proxy to a Person that has been approved by the Board or by each of the Major Stockholders; (iii) is approved in writing by each of the Major Stockholders; or (iv) is a Permitted Transfer. The Stockholder proposing to Transfer Shares shall notify the Company and each Major Stockholder in writing in advance of any proposed Transfer of Shares.
(b)
Notwithstanding any other provision of the Agreement, including Section 5(a), and without any consent required thereunder, OTPP may Transfer all or any of portion of its shares of Class B-1 Common Stock to a 30% Rule Designee, and OTPP may cause any 30% Rule Designee to Transfer all or any portion of its shares of Class B-2 Common Stock to OTPP or another 30% Rule Designee. Additionally, OTPP may direct the Company or the other Stockholders to require that any Board Shares that would otherwise be Transferred by or to or issued to OTPP instead be Transferred by or to or issued to any 30% Rule Designee. For the avoidance of doubt, no 30% Rule Designee will be a party to this Agreement or be required to execute a joinder or deed of adherence as a condition precedent to owning any Shares.
(c)
To the extent that OTPP desires to Transfer, and/or cause a 30% Rule Designee to Transfer (as applicable), Class B-1 Common Stock and/or Class B-2 Common Stock to any Person other than a 30% Rule Designee, OTPP or an Affiliate of OTPP (a “Third-Party Transferee”), and such Transfer is permitted pursuant to the terms of this Agreement, then if requested in writing by OTPP, the Company and OTPP shall cooperate to ensure that, concurrently with such Transfer, a number of shares of Class B-1 Common Stock and Class B-2 Common Stock equal to the number of shares sought to be Transferred to the Third-Party Transferee are exchanged (whether by conversion and redemption, repurchase or otherwise) for a number of shares of Class A Common Stock equal to the number of shares sought to be Transferred to the Third-Party

Transferee. By way of example, and for the avoidance of doubt, if OTPP desires to Transfer ten shares of Class B-1 Common Stock to a Third-Party Transferee in a Transfer permitted pursuant to the terms of this Agreement, then if requested in writing by OTPP, the Company and OTPP shall cooperate to ensure that, concurrently with such Transfer, ten shares of Class B-1 Common Stock and ten shares of Class B-2 Common Stock would be exchanged (whether by conversion and redemption, repurchase or otherwise) for ten shares of Class A Common Stock, and such ten shares of Class A Common Stock would concurrently be Transferred to the Third-Party Transferee.

6.
Drag-Along Right.
6.1
Actions to be Taken. In the event that both of the Major Stockholders, acting together, approve a Sale of the Company (which approval must be in writing), specifying that this Section 6 shall apply to such transaction, then, subject to satisfaction of each of the conditions set forth in Section 6.2, each Stockholder hereby agrees with the Major Stockholders and the Company:
(a)
if such transaction requires stockholder approval, with respect to all General Voting Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all General Voting Shares in favor of, and approve, such Sale of the Company and the related definitive agreement(s) pursuant to which the Sale of the Company is to be consummated and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;
(b)
if such transaction is a Stock Sale, to sell the same proportion of Shares beneficially held by such Stockholder (which in the case of OTPP, shall include the Shares held by the 30% Rule Designee) as is being sold by each Major Stockholder to the Person to whom the Major Stockholders propose to sell their Shares, and, except as permitted in Section 6.2 below, on the same terms and conditions as the other stockholders of the Company;
(c)
to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Major Stockholders in order to carry out the terms and provision of this Section 6, including, without limitation, (i) executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, business combination agreement, any associated indemnity or escrow agreement, any reasonably customary release agreement in the capacity of a securityholder, termination of investment-related documents, accredited investor forms, documents evidencing the removal of Board designees, powers of attorney, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for Transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents, and (ii) providing any information reasonably necessary for any public filings with the SEC in connection with the Sale of the Company;
(d)
not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by such Stockholder or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e)
to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company or (ii) asserting any claim or commencing, joining or participating in any way (including, without limitation, as a member of a class in any action, suit or proceeding) challenging the Sale of the Company, this Agreement, or consummation of the transactions contemplated in connection with the Sale of the Company or this Agreement, including (x) challenging the validity of, or seeking to enjoin the operation of, or the definitive agreement(s) with respect to, such Sale of the Company or

(y) alleging a breach of any fiduciary duty of the Major Stockholders or any Affiliate or associate thereof, Directors or the acquirer(s) (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the Sale of the Company or any action taken thereby with respect to such Sale of the Company; and

(f)
in the event that the Major Stockholders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any escrow, expense or similar fund in connection with any indemnification or similar obligations to the Stockholder Representative, and

(iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, gross negligence or willful misconduct.

6.2
Conditions. Notwithstanding anything to the contrary set forth herein, a Stockholder will not be required to comply with Section 6.1 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:
(a)
any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership, the ability to convey title to Shares, and representations and warranties that are necessary or advisable to ensure compliance with applicable securities laws, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances,

(ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms, and (iv) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement (including the Company’s or such Stockholder’s organizational documents) to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder;

(b)
such Stockholder is not required to agree (unless such Stockholder is a Company officer, Director, employee or other service provider) to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such Stockholder’s capacity as a stockholder of the Company;
(c)
such Stockholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that the Stockholder may be required to agree to terminate any investment- related documents between or among such Stockholder, the Company and/or other stockholders of the Company;
(d)
the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);
(e)
liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each stockholder of the Company in connection with such Proposed Sale) of a negotiated aggregate indemnification amount that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale in such person’s capacity as a stockholder of the Company, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder; and
(f)
upon the consummation of the Proposed Sale, (i) each holder of each class of Common Stock (other than the Class B-2 Common Stock), as such, will receive the same form and amount of consideration per share for their shares of Common Stock as is received by all other holders of Common Stock (other than the Class B-2 Common Stock), as such, and if any holders of any Common Stock are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of Common Stock (other than the Class B-2 Common Stock), as such, will be given the same option; provided, that, notwithstanding the foregoing provisions of this Section 6.2(f), if the consideration to be paid in exchange for shares of Common Stock includes any securities and due receipt thereof by any stockholder would require under applicable law the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or the provision to any stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such stockholder in lieu thereof, against surrender of the applicable Shares held by the stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the stockholder and (ii) holders of Class B-2 Common Stock, as such, shall receive an amount of consideration contemplated by Article FOURTH, Section (B)(8)(i)(A) of the Certificate of Incorporation.

6.3
Company Obligations. The Company covenants and agrees to call a special meeting of stockholders for the purposes of approving a Sale of the Company, upon the written request of the Major Stockholders in accordance with this Section 6.
7.
Forced Sale Rights.
7.1
Initiation of Sale Process.
(a)
Subject to Section 7.1(b) and Section 7.1(c), upon written notice to the Company from either or both Major Stockholder(s) (the “Electing Holder” or “Electing Holders” and such notice, a “Sale Notice”), the Company shall initiate a process (the “Sale Process”), in accordance with this Section 7, intended to result in a Sale of the Company. Such Sale Notice shall include a designation of one individual (the “Holder Representative”) to act on behalf of the Electing Holder(s) and to exercise the authority granted to the Holder Representative pursuant to Section 7.2. Subject to Section 7.1(b) and Section 7.1(c), (i) each of the Stockholders and the Company agree to use his, her or its commercially reasonable efforts, in consultation with the Financial Advisor and Deal Counsel, to facilitate a Sale of the Company following delivery of the Sale Notice and (ii), in furtherance of the foregoing, upon receipt of the Sale Notice, the Company shall, and shall cause its officers, employees, consultants, counsel and advisors, to take the actions set forth in Section 7.2.
(b)
A Major Stockholder may only deliver a Sale Notice on or after the date that is fifty-four (54) months after the Effective Time.
(c)
If a Major Stockholder delivers a Sale Notice on a date prior to the date that is sixty-six (66) months after the Effective Time (the “Cutoff Date”), the other Major Stockholder may elect to delay the initiation of the Sale Process up to (but in no event to a date later than) the Cutoff Date if, on the date the Sale Notice is delivered, the value of the S&P 500 index is 88% or less than its peak value during the twelve (12) months preceding the date the Sale Notice is delivered.
7.2
Specific Company Obligations.
(a)
In connection with any Sale Process, the Company shall engage an investment bank (the “Financial Advisor”) and a law firm (the “Deal Counsel”) reasonably satisfactory to the Holder Representative (which may be the Company’s existing investment bank and law firm) to assist with the Sale Process. The Financial Advisor and Deal Counsel, as well as any other advisors engaged pursuant to this Section 7.2(a), shall represent the Company, and only the Company, in the Sale Process, and the costs, fees and expenses of such advisors shall be paid by the Company pursuant to the terms of engagement letters that are approved by the Holder Representative (such approval not to be unreasonably withheld, conditioned or delayed). None of the Financial Advisor, Deal Counsel or any other advisor selected in accordance with this Section 7.2(a) shall be terminated by the Company without the written consent of the Holder Representative.
(b)
Without limiting the generality of the provisions of Section 7.2(a), in connection with any Sale Process, at the request of the Holder Representative, the Company shall, and shall cause its employees, officers, consultants, counsel and advisors to:

(i)
assist the Financial Advisor in creating a list of potential acquirers;
(ii)
set up and maintain a virtual or actual data room (as elected by the Holder Representative) containing due diligence materials customarily provided in connection with transactions of the nature of a Sale of the Company, along with any other due diligence materials requested by the Holder Representative or reasonably requested by any potential acquirer;

acquirers;

(iii)
execute customary nondisclosure agreements with potential

(iv)
provide incentive compensation to members of the Company’s

management, and in an amount and form, all as determined by the Holder Representative to be necessary or helpful to the successful consummation of the Sale of the Company;

(v)
prepare, or assist the Financial Advisor with the preparation of, any marketing, financial or other materials deemed by the Holder Representative or the Financial Advisor to be necessary or helpful in connection with a Sale of the Company;
(vi)
attend and participate in any meetings, conference calls or presentations regarding the Company and its business with potential acquirers;
(vii)
execute a letter of intent or term sheet on terms reasonably acceptable to the Holder Representative with one or more potential acquirers;
(viii)
execute and perform the Company’s obligations contained in such definitive agreements relating to a Sale of the Company as are negotiated by the Holder Representative and the potential acquirer; and
(ix)
communicate regularly and promptly with each of the Financial Advisor, Deal Counsel and the Holder Representative regarding the Sale Process.
7.3
Board Approval of the Terms and Conditions of a Proposed Sale of the Company. The Company shall cause its management, together with the Financial Advisor and Deal Counsel, to deliver regular updates to the Board and the Holder Representative regarding material developments in the Sale Process and summarizing the status of the negotiation of the terms and conditions of the Sale of the Company. The Company shall, upon request of the Holder Representative, either call a meeting of its Board or seek the written consent of the Board approving the Sale of the Company and the entering into of the definitive agreements relating thereto. In the event that a Sale Process results in a potential transaction for a Sale of the Company on terms and conditions that are acceptable to the Holder Representative, each Stockholder shall use his, her or its reasonable best efforts to cause such Sale of the Company to be consummated and shall take all actions reasonably necessary to consummate such transaction and oppose any actions or proposals that could delay or impair the consummation of such Sale of the Company.

7.4
Appointment and Authority of Holder Representative.
(a)
The Stockholders have agreed that it is desirable to designate a representative to act on behalf of the Stockholders for the purposes described in this Section 7.4. The Holder Representative shall be selected by the Electing Holder(s) and shall serve as the agent and representative of each Stockholder with respect to any Sale Process.
(b)
The Holder Representative shall have full power and authority to take all actions under this Section 7 that are to be taken by the Holder Representative. The Holder Representative shall take any and all actions which it believes are necessary or appropriate under this Agreement in connection with the Sale Process, including giving and receiving any notice or instruction permitted or required under this Agreement by the Holder Representative, consenting to any actions on behalf of the Stockholders in connection with a Sale of the Company pursuant to a Sale Process, conducting negotiations with any potential acquirer and its agents regarding such Sale of the Company pursuant to a Sale Process, dealing with the Company in connection with the Sale Process, taking any and all other actions specified in or contemplated by this Agreement in connection with the Sale Process, and engaging counsel, accountants or other representatives to represent the Electing Holder(s) in connection with the foregoing matters.
(c)
The Holder Representative shall be indemnified for and shall be held harmless by the Stockholders against any losses incurred by the Holder Representative or any of its Affiliates and any of their respective partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case relating to the Holder Representative’s conduct as Holder Representative, other than damages or losses resulting from the Holder Representative’s gross negligence or willful misconduct in connection with its performance under this Agreement. This indemnification shall survive the termination of this Agreement. The Holder Representative may, in all questions arising under this Agreement, rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Holder Representative in accordance with such advice, the Holder Representative shall not be liable to the Stockholders. In no event shall the Holder Representative be liable hereunder or in connection herewith to the Stockholders for any indirect, punitive, special or consequential damages.
(d)
Any action taken by the Holder Representative pursuant to the authority granted in this Section 7.4 shall be effective and absolutely binding as the action of the Stockholders under this Agreement.
(e)
The Company shall be entitled to rely on the actions and determinations of the Holder Representative, and shall have no liability whatsoever with respect to any action or omission of it taken in reasonable reliance on the actions or omissions of the Holder Representative.

8.
Remedies.
8.1
Irrevocable Proxy and Power of Attorney. Each Stockholder hereby constitutes and appoints as the proxies of such Stockholder, and hereby grants a power of attorney to, OTPP and MGG Investment Group LP (each, a “Proxyholder”), and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes regarding the composition of the Board and votes regarding any Sale of the Company, and hereby authorizes each of them to represent and vote the Shares held by such Stockholder, if and only if the Stockholder (i) fails to vote (whether by proxy, in person or by written consent) all of such Stockholder’s Board Shares in favor of the election or removal of individuals as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement and all of such party’s General Voting Shares in favor of any Sale of the Company pursuant to and in accordance with the terms and provisions of this Agreement within five (5) Business Days after a request therefor by the Company or any Major Stockholder or (ii) attempts to vote (whether by proxy, in person or by written consent) any of such Stockholder’s Shares in a manner which is inconsistent with the terms of this Agreement. The power of attorney granted hereunder shall authorize each Proxyholder to execute and deliver any documentation required by this Agreement on behalf of any Stockholder failing to do so within five (5) Business Days after request by the Company or any Major Stockholder. Each of the proxy and power of attorney granted pursuant to this Section 8.1 is given in consideration of the agreements and covenants of the Parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 9 hereof. Each Stockholder hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 9 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.
8.2
Specific Enforcement. Each Party acknowledges and agrees that each other Party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Major Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions, without requirement to post a bond therefor. Each Party agrees to use commercially reasonable efforts to cooperate in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance.
8.3
Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.
9.
Term. This Agreement shall be effective as of the Effective Date and shall continue in effect until and shall terminate upon the earliest to occur of (a) a Qualified IPO, (b) a Qualified Direct Listing, (c) the consummation of a Sale of the Company, (provided that the provisions of Section 6.1 and Section 10 (30% Rule) hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions thereof with respect to such Sale of the Company), or (d) termination of this Agreement in accordance with Section 11.6 below.

10.
30% Rule.

(a)
Notwithstanding any other provision of this Agreement, neither Ontario Teachers’ Pension Plan Board nor any Subsidiary thereof (each, an “Applicable Entity”) shall be required or permitted to make any investment in any member of the Company Group, or take any action or step, or to cause any other Person to take any action or step, that would be reasonably expected to cause any such Applicable Entity to be in breach of or to contravene the 30% Rule.
(b)
The members of the Company Group and the Stockholders will cooperate with the relevant Applicable Entities (to the extent commercially reasonable and provided that one or more of the Applicable Entities agrees to reimburse the Stockholders for all reasonable out-of- pocket costs or expenses incurred by them, if any, in respect of any such cooperation, excluding the cost of acquiring any securities) to assist the Applicable Entities to comply with the 30% Rule in relation to their investment in any member of the Company Group and the exercise of OTPP’s rights under this Agreement and any debt facility of the Company Group in which OTPP or its Affiliates participates. In furtherance of the foregoing, each Stockholder and the members of the Company Group will take (or omit to take) any action or step reasonably requested by any Applicable Entity, including, without limitation, a change in the authorized capital of a member of the Company Group, that is necessary to avoid any breach or potential breach of the 30% Rule. The Stockholders agree to exercise their governance rights and cause their nominated directors to exercise their powers as such to comply with the foregoing.
(c)
OTPP (i) will cause the 30% Rule Designee to vote and Transfer its Shares in accordance with this Agreement and to comply with the other terms and conditions of this Agreement as if such 30% Rule Designee were party hereto as a Stockholder, (ii) agrees on behalf of the 30% Rule Designee to the appointment of the Stockholder Representative pursuant to Section 6.1(f), the appointment of the Holder Representative pursuant to Section 7.4, and the appointment of proxies and grants of power of attorney pursuant to Section 8.1 as if such 30% Rule Designee were party hereto as a Stockholder, and (iii) agrees that OTPP will be liable for any default by a 30% Rule Designee or any act or omission by the 30% Rule Designee, contrary to, or outside the terms of this Agreement or the Certificate of Incorporation as if the action or omission were taken by OTPP.
(d)
Notwithstanding anything contained in this Section 10, no Stockholder shall be required by this Section 10 to take any action or step that has, or would reasonably be likely to have, a material adverse effect on such Stockholder’s economic, governance or other rights under this Agreement.

11.
Miscellaneous.
11.1
Representations and Warranties. Each Party hereby represents and warrants to each other Party hereto that: (i) it has full legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) if such Party is an entity, it has taken all necessary action, and obtained any consents that are required, to execute, deliver and perform this Agreement, (iii) this Agreement has been duly and validly executed and delivered by such Party, and (iv) assuming the due execution and delivery by each other Party hereto, this Agreement constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law). Each Party agrees that, except for the representations and warranties contained in this Section 11.1, no Party makes, and each Party disclaims any reliance upon, any express or implied representation or warranty whatsoever or with respect to any information provided or made available in connection with this Agreement.
11.2
Additional Parties.
(a)
Other Persons who own Capital Stock may become Parties to this Agreement only with the prior written consent of each of the Major Stockholders. Each such Person shall execute and deliver a counterpart signature page to this Agreement agreeing to be bound by and subject to the terms of this Agreement as a Stockholder hereunder and shall thereafter be deemed a Stockholder for all purposes under this Agreement.
(b)
In connection with any Permitted Transfer, the Transferee (other than a 30% Rule Designee) shall, as a condition to such Transfer, deliver a joinder or counterpart signature page to this Agreement and thereby become bound by all the terms and conditions of this Agreement to the same extent as the Transferor was prior to such Transfer (but only with respect to the Shares so Transferred to the Transferee). Upon the execution and delivery of a counterpart signature page to this Agreement by any Transferee, such Transferee shall be deemed a Stockholder for all purposes under this Agreement. The Company shall not permit the Transfer of the Shares subject to this Agreement on its books (other than to a 30% Rule Designee) unless and until such Transferee shall have complied with the terms of this Section 11.2(b).
11.3
Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties; provided, that the rights to designate members of the Board in Section 2 are nontransferable (and shall not inure to the benefit of successors and assigns) other than pursuant to an amendment effected in accordance with Section 11.6 below. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
11.4
Governing Law; Forum; Waiver of Jury Trail.
(a)
This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
(b)
Each of the Parties submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or solely if the Court of Chancery declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware and any federal appellate court therefrom) in respect of the interpretation and enforcement of the provisions of this Agreement; agrees not to commence any proceeding relating to this Agreement except in such courts (other than proceedings in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any such courts); waives, and agrees not to assert, any defense in any action for the interpretation or enforcement of this Agreement that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper; and consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 11.5.
(c)
EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.4.
11.5
Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of (a) actual receipt, (b) personal delivery to the Party to be notified, (c) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day,

(d) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth below each Party’s signature page hereto or as subsequently modified by written notice given in accordance with this Section 11.5.

11.6
Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 9) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company (following approval thereof by the Board) and each Major Stockholder. Notwithstanding the foregoing, any provision hereof may be waived in writing by the waiving Party on such Party’s own behalf, without the consent of any other Party (in the case of the Company, following approval thereof by the Board). The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any Party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Section 11.6 shall be binding on each Party and all of such Party’s successors and permitted assigns, whether or not any such Party, successor or assignee entered into or approved such amendment, modification, termination or waiver.

11.7
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party, shall impair any such right, power or remedy of such nonbreaching or nondefaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
11.8
MGG Representative. For all purposes under this Agreement, actions required or permitted to be taken by MGG, including in its capacity as a Stockholder and a Major Stockholder, shall require the action of all of the affiliates of MGG Investment Group LP that are Stockholder parties hereto from time to time, acting unanimously; provided, that such Parties affiliated with MGG Investment Group LP hereby designate MGG Investment Group LP as their representative to take all such actions under this Agreement, and the Company and the other Parties hereto shall be entitled to rely on the actions and determinations of MGG Investment Group LP acting in such capacity and shall have no liability whatsoever with respect to any action or omission taken in reasonable reliance on the actions or omissions of MGG Investment Group LP acting in such capacity.
11.9
Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
11.10
Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among any of the Parties are expressly canceled.

11.11
Share Legend. The Company shall cause the following legend, in addition to any other legend required or advisable pursuant to applicable blue sky laws, to be placed on all notices of issuances of uncertificated Shares to any Stockholder who is a Party hereto:

THE SHARES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR A VALID EXEMPTION FROM THE OTHERWISE APPLICABLE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933.

THE SHARES REFERENCED HEREIN ARE SUBJECT TO CERTAIN VOTING LIMITATIONS AND TRANSFER RESTRICTIONS, INCLUDING DRAG-ALONG RIGHTS, AS SET FORTH IN AN AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY, AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Each Stockholder agrees that the Company may instruct its transfer agent to impose the foregoing legends on notices of issuances of uncertificated Shares to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The second paragraph of the foregoing legend pertaining to this Agreement shall be removed at the request of the holder upon termination of this Agreement.

11.12
Stock Splits, Dividends and Recapitalizations. In the event of any issuance of Shares or other voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 11.11.
11.13
Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.
11.14
Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to carry out the intent of the parties hereunder.
11.15
Costs of Enforcement. Each Party will bear its own costs in respect of any disputes arising under this Agreement.
11.16
No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person, other than the Parties and their respective successors and permitted assigns, any rights or remedies.
11.17
Construction. For purposes of this Agreement:

(a)
whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms;
(b)
where the context permits, the use of the term “or” shall be equivalent to the use of the term “and/or”;
(c)
any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement;
(d)
The words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”;
(e)
references to the “Preamble”, “Recitals” and “Sections” are intended to refer to the Preamble, Recitals and Sections of this Agreement;
(f)
the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;
(g)
references to “Dollars” and “$” mean dollars in lawful currency of the United States of America;
(h)
the titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement;
(i)
any references to any statute, regulation, contract or document are to such statute, regulation, contract or document as amended from time to time (and, in the case of a statute or regulation, to any successor provisions and any rules or regulations thereunder); and
(j)
if any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice will be deferred until, or may be taken or given on, the next Business Day.
11.18
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

COMPANY

KLDISCOVERY INC.

By: /s/Dawn Wilson

Name: Dawn Wilson

Title: Chief Financial Officer

Address: 9023 Columbine Road

Eden Prairie, MN 55347

Email: dawn.wilson@kldiscovery.com

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

OTPP PARTY

1397225 ONTARIO LIMITED

By: /s/Antony Waszkiewicz

Name: Antony Waszkiewicz

Title: Authorized Signatory

Address: Ontario Teachers’ Pension Plan 160 Front Street West, Suite 3200 Toronto, Ontario M5J 0G4 Canada

Attention: Antony Waszkiewicz &

Christopher Witkowski

Email: antony_waszkiewicz@otppcredit.com; christopher_witkowski@otppcredit.com; law_investments@otpp.com

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

MGG PARTIES

MGG SPECIALTY FINANCE FUND II LP MGG SF EVERGREEN FUND LP

MGG CANADA FUND LP

MGG INSURANCE FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

MGG SF EVERGREEN UNLEVERED FUND LP

MGG SF DRAWDOWN UNLEVERED FUND II LP

MGG SF DRAWDOWN UNLEVERED FUND II (LUXEMBOURG) SCSP

MGG OFFSHORE FUNDING I, LLC MGG SF EVERGREEN MASTER FUND (CAYMAN) LP

MGG SF DRAWDOWN MASTER FUND (CAYMAN) LP

MGG SF DRAWDOWN UNLEVERED MASTER FUND II (CAYMAN) LP MGG SF EVERGREEN UNLEVERED MASTER FUND II (CAYMAN) LP MGG (BVI) LIMITED

MGG COINVEST V LLC PIVOTAL SPAC FUNDING LLC

By: MGG Investment Group LP, on behalf of each of the above, as Authorized Signatory

By: /s/ Kevin F. Griffin

Name: Kevin F. Griffin

Title: Chief Executive Officer & Chief Investment Officer

Address: MGG Investment Group LP One Penn Plaza, 53rd Floor New York, NY 10119

Attention: Operations

Email: ops@mgginv.com;

dstohr@mgginv.com; legal@mgginv.com

Schedule I

Existing Indebtedness

1.
Indebtedness under the Credit Agreement, dated as of February 8, 2021, by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation, LD Topco, Inc., a Delaware corporation, the other guarantors party thereto, the lenders party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent and Ally Bank, as a lender and an L/C Issuer (as defined therein), as amended by that certain First Amendment to Credit Agreement, dated as of March 3, 2023, the Second Amendment to Credit Agreement, dated as of March 8, 2024, and the Third Amendment to Credit Agreement, dated as of August 14, 2024, pursuant to which Ally Bank holds $40,000,000 in revolving commitments and Blackstone Alternative Credit Advisors LP and its affiliates hold $280,000,000 in term loans, in each case, as of the Effective Time, after giving effect to the transactions contemplated by the Transaction Support Agreement to be consummated on such date.

2.
Indebtedness under the Second Lien Loan Agreement, dated as of August 14, 2024, by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation, LD Topco, Inc., a Delaware corporation, the other guarantors party thereto, OTPP, as a lender and certain funds and/or accounts managed by MGG Investment Group LP and/or its affiliates, as lenders, pursuant to which the Company has incurred or may incur (i) $50,000,000 of term loans as of the Effective Time, after giving effect to the transactions contemplated by the Transaction Support Agreement to be consummated on such date, (ii) up to $50,000,000 of additional term loans, and (iii) all PIK Interest as defined therein; provided, that, any Indebtedness which may be incurred under (ii) and (iii) from time to time shall be deemed to constitute “Existing Indebtedness” as of the Effective Time, after giving effect to the transactions contemplated by the Transaction Support Agreement to be consummated on such date.